EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-84906 and No. 333-97425) pertaining to the Anthem 401(k) Long Term Savings Investment Plan and the Employees’ 401(k) Thrift Plan of Trigon Insurance Company of our report dated June 24, 2005 with respect to the financial statements and schedule of the Anthem 401(k) Long Term Savings Investment Plan included in this Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Indianapolis, Indiana

June 24, 2005

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